Exhibit 99.1

NEWS RELEASE

Media Contact: Kathy Stahlman @Road Public Relations (510) 870-1144 kstahlman@road-inc.com

@Road® Selected by Frontier Communications to Provide Mobile Resource

Management Services to Improve Field Operations

FREMONT, CA — June 9, 2003 — @Road (Nasdaq: ARDI), a leading provider of mobile resource management services, has been selected by Frontier, a Citizens Communications Company (NYSE: CZN), to help manage its field operations, improve productivity and increase customer satisfaction. Frontier is the seventh-largest local exchange telephone company in the country and employs more than 2,000 mobile workers across 23 states.

Frontier evaluated several alternatives prior to selecting @Road as its primary mobile resource management (MRM) services provider. Under the agreement, @Road will host and deliver MRM services including GeoManager(sm) and @Road Exception Services, a feature that offers alerts and measures intervals where mobile workers meet or exceed customer-defined business rules. Frontier will also utilize a set of reports specially designed by @Road for the telecommunications industry.

“Telecom customers have told us that improving field service productivity, reducing operations costs and increasing customer satisfaction is of major importance to them,” said Krish Panu, president and CEO of @Road. “@Road services address these critical business issues. This agreement with Frontier is another demonstration that @Road mobile resource management services are essential business tools for companies with mobile workforces looking to improve operation efficiencies.”

About GeoManager(sm)

Using the global positioning system (GPS) satellite network, wireless communications and the Internet, the GeoManager platform provides mobile service organizations with a suite of management services, including activity and workflow reporting, mapping, location-on-demand and maintenance scheduling. The technology is designed to increase the effective utilization of mobile workers, control operations costs and improve the delivery of customer service.

About Exception Services

Launched in March 2003, Exception Services provides alerts and reports identifying incidents where mobile workers meet or exceed customer-defined business rules. As a value-added application available for use with the @Road GeoManager service, Exception Services enables companies to quickly identify and respond to scheduled or spontaneous field activities. Companies can customize up to a dozen different alerts and reports, including when a mobile worker reaches a particular landmark, travels outside a given region or when a vehicle is inactive for an extended period of time. Alerts can be delivered via email, to a mobile telephone or to a web-based notification console that displays, sorts and manages alerts as they are processed. Once an exception occurs and is created in the @Road network, the customer can modify, store or delete it as desired.

About @Road

@Road (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-

as-you-go subscription model, customers experience an immediate and measurable return-on-investment.

@Road delivers its MRM services to more than 100,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

About Citizens Communications

Citizens Communications serves 2.5 million telephone access lines in 24 states. More information on Citizens can be found at www.czn.net.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to successfully deploy and support the services described in this press release, dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 31, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. GeoManager is a service mark of At Road, Inc. All other trademarks are the property of their respective owners.